POLICY COVER SHEET
Job Name: XP3310D5 Print Date and Time: 04/13/10 21:01 File Number:
O617O Business Center/ Original Business Unit: FINANCIAL AND PROFESSIONAL SERVICES Policy Number: 490PB2554 Name of insured:
JPMORGAN FUNDS Agency Number: 3180284 Department or Expense Center:
001 Underwriter: 1470873 Underwriting Team: Data Entry Person:
R. BARNETT Date and Time: 04/13/10 14:29 002
Special Instructions
Policy Commencement Date: 03/01/10 THIS POLICY CONTAINS FORMS SELECTED THROUGH DOCUMENT SELECT THE FOLLOWING SELECTED FORMS
ARE NOT APPROVED ON THE FORMS STATUS TABLE FORM NBR EDITION CO
STATE TRANS DATE
* MLABL 09.85 1 NY 2010-03-01* INVESTMENT COMPANY BLANKET BOND
St. Paul Fire and Marine Insurance Company
St. Paul, Minnesota 55102-1396 (A Stock Insurance Company, herein called Underwriter)
DECLARATIONS BOND NO. 490PB2554
Item 1. Name of Insured (herein called Insured):
JPMORGAN FUNDS
Principal Address:
245 PARK AVENUE -2ND FLOOR NY1-Q205 NEW YORK, NY 10167
Item 2. Bond Period from 12:01 a.m. on 03/01/10 to 12:01 a.m.
on 03/01/2011 the effective date of the
termination or cancellation of the bond, standard time at the Principal Address as to each of said dates.
Item 3. Limit of Liability
Subject to Sections 9, 10, and 12 hereof:
Deductible
Limit of Liability  Amount
Insuring Agreement A -FIDELITY  $13,850,000  $0
Insuring Agreement B -AUDIT EXPENSE  $50,000  $0
Insuring Agreement C -PREMISES  $13,850,000  $25,000
Insuring Agreement D -TRANSIT  $13,850,000  $25,000
Insuring Agreement E -FORGERY OR ALTERATION $13,850,000 $25,000 Insuring Agreement F -SECURITIES $13,850,000 $25,000
Insuring Agreement G -COUNTERFEIT CURRENCY $13,850,000 $25,000 Insuring Agreement H -STOP PAYMENT $50,000 $5,000
Insuring Agreement I -UNCOLLECTIBLE ITEMS  $50,000  $5,000
OF DEPOSIT
OPTIONAL COVERAGES ADDED BY RIDER:
INSURING AGREEMENT (J) UNAUTHORIZED SIGNATURES $50,000 $2,500 INSURING AGREEMENT (K) COMPUTER SYSTEMS $13,850,000 $25,000

INSURING AGREEMENT (L) VOICE-INITIATED TRANSFER
$13,850,000 $25,000 INSURING AGREEMENT (M) TELEFACIMILE TRANSACTIONS $13,850,000 $25,000
If "Not Covered" is inserted above opposite any specified Insuring Agreement or Coverage, such Insuring Agreement or Coverage and any other reference thereto in this bond shall be deemed to be deleted therefrom.
Item 4. Offices or Premises Covered -Offices acquired or established subsequent to theeffective date of this bond are covered according to the terms of GeneralAgreement A. All the Insured's offices or premises in existence at the time this bond becomes effective are covered under this bond except the offices or premises located as follows: N/A
ICB001 Rev. 7/04  2004 The Travelers Companies, Inc. Page 1 of 2
Item 5. The liability of the Underwriter is subject to the terms of the following
endorsements or riders attached hereto: Endorsements or Riders
No. 1 through
ICB001 Rev. 7/04, ICB010 Ed 7/04, ICB011 Ed. 7-04, ICB012 Ed. 7-04,
ICB013 Ed. 7-04, ICB014 Ed. 7-04, ICB015 Ed. 7-04, ICB016 Ed. 7-04,
ICB017 Ed. 7-04, ICB026 Ed. 7-04, ICB037 Ed. 7-04, MEL3724 Ed.
11-05, MEL4734 Ed. 11-06 Item 6. The Insured by the acceptance of this bond gives notice to the Underwriterterminating or canceling prior bonds or policy(ies) No.(s) 490PB2216 such termination or cancellation to be effective as of the time this bond becomes effective.
IN WITNESS WHEREOF, the Company has caused this bond to be signed by its President and Secretary and countersigned by a duly authorized representative of the Company.
Countersigned: ST. PAUL FIRE AND MARINE INSURANCE COMPANY /s/Bruce Backberg, Secretary /s/Brian MacLean, President Authorized Representative Countersigned At
Countersignature Date ICB001 Rev. 7/04 2004 The Travelers Companies, Inc. Page 2 of 2 ENDORSEMENT OR RIDER NO. THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.
The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss
DATE
ATTACHED TO AND * EFFECTIVE DATE OF ENDORSEMENT OR
ENDORSEMENT
FORMING RIDER
OR
PART OF BOND OR POLICY NO. RIDER EXECUTED 12:01 A.M. STANDARD TIME AS SPECIFIED IN THE BOND OR POLICY
490PB2554  04/13/10  03/01/10
* ISSUED TO
JPMORGAN FUNDS

Unauthorized Signatures It is agreed that:
1. The attached bond is amended by inserting an additional Insuring Agreement as follows: INSURING AGREEMENT J UNAUTHORIZED SIGNATURE
(A) Loss resulting directly from the Insured having accepted, paid or cashed any check or withdrawal order, draft, made or drawn on a customer's account which bears the signature or endorsement of one other than a person whose name and signature is on the application on file file://C:\Documents and Settings\U473945\Local Settings\Temporary Internet Files\Content.Outlook\4FCI2... 5/11/2010 with the Insured as a signatory on such account.
(B) It shall be a condition precedent to the Insured's right of recovery under this Rider that the Insured shall have on file signatures of all persons who are authorized signatories on such account.
2.
The total liability of the Underwriter under Insuring Agreement L is limited to the sum of Fifty Thousand Dollars ($50,000 ), it being understood, however, that such liability shall be part of and not in addition to the Limit of Liability stated in Item 3 of the Declarations of the attached bond or amendment thereof.

3.
With respect to coverage afforded under this Rider, the Deductible Amount shall be Two Thousand


Five Hundred Dollars ($2,500 ).Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions,provisions, agreements or limitations of the above mentioned Bond or Policy, other than as abovestated.
By Authorized Representative INSURED ICB012 Ed. 7-04 2004 The St.
Paul Travelers Companies, Inc. All Rights Reserved ENDORSEMENT OR
RIDER NO. THIS ENDORSEMENT CHANGES THE POLICY. PLEASE
READ IT CAREFULLY.

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.
490PB2554 04/13/10 DATE 03/01/10 * EFFECTIVE DATE OF ATTACHED TO AND ENDORSEMENT ENDORSEMENT OR RIDER 12:01 A.M.
FORMING PART OF BOND OR POLICY NO. OR RIDER EXECUTED STANDARD TIME AS SPECIFIED IN THE BOND OR POLICY
* ISSUED TO
JPMORGAN FUNDS

Uncollectible Items of Deposit -Aggregate Limit of Liability It is agreed that:
1. The attached bond is amended by deleting Insuring Agreement I
-Uncollectible Items of Deposit in its entirety and replacing it with the following:
INSURING AGREEMENT I -UNCOLLECTIBLE ITEMS OF DEPOSIT

Loss resulting from payment of dividends or issuance of Fund shares or withdrawals permitted from any customer's, shareholder's or subscriber's account based upon Uncollectible Items of Deposit of a customer, shareholder or subscriber credited by the Insured or the Insured's agent of such customer's, shareholder's or subscriber's Fund Account; or loss resulting from any Item of Deposit processed through an Automated Clearing House which is reversed by the customer, shareholder or subscriber and deemed uncollectible by the Insured.
Loss includes dividends and interest accrued not to exceed 15 % of the Uncollectible Items which are deposited.
This Insuring Agreement applies to all Funds, with "exchange privileges" if all funds in the exchange program are insured by the Underwriter for Uncollectible Items of Deposit. Regardless of the number of transactions between Funds, the minimum number of days of deposit with the Funds before withdrawal as declared in each Fund's prospectus shall begin from the date a deposit was first credited to any Insured Fund(s).
2. The Single Loss Limit of Liability/Aggregate Limit of Liability under Insuring Agreement I is limited to be sum of Fifty Thousand Dollars ($50,000 ) Single Loss Limit of Liability / Dollars ($ ) Aggregate Limit of Liability, it being understood, however, that such Limits of Liability shall be part of and not in addition to the Limit of Liability stated in Item 3 of the Declarations of the attached bond or amendment thereof.
3. With respect to coverage afforded under this Rider, the Deductible Amount shall be Five Thousand Dollars ($5,000 )
Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.
By
Authorized Representative
INSURED
ICB037 Ed. 7-04  2004 The St. Paul Travelers Companies, Inc. All
Rights Reserved